                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      HAWAIIAN ELECTRIC INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                      HAWAIIAN ELECTRIC INDUSTRIES, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

   HAWAIIAN ELECTRIC INDUSTRIES, INC. . PO BOX 730 . HONOLULU, HI 96808-0730

[LOGO OF HEI]

Robert F. Clarke

Chairman, President and
Chief Executive Officer

                                                                  March 10, 2000

Dear Fellow Stockholder:

  On behalf of the Board of Directors, it is once again my pleasure to invite you to attend the Annual Meeting of Stockholders of Hawaiian Electric Industries, Inc. (HEI). The meeting will be held on the Company's premises in Room 805 on the eighth floor of the Pacific Tower in Honolulu, Hawaii on April 25, 2000, at 9:30 a.m. A map showing the location of the meeting site appears on the last page of the Proxy Statement.

  The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items of business to be discussed during the meeting. In addition, we will review significant events of 1999 and their impact on you and your Company. Corporate officers will be available before and after the meeting to talk with you and answer any questions you may have.

  As a stockholder of HEI, it is important that your views be represented. Please help us obtain the quorum needed to conduct business at the meeting by promptly voting your shares.

  I join the management team of HEI in expressing our appreciation for your confidence and support. I look forward to seeing you at the Annual Meeting in Honolulu.

                                        Sincerely,

                                       /s/ Robert F. Clarke


[LOGO OF RECYCLED PAPER]

--------------------------------------------------------------------------------

Hawaiian Electric Industries, Inc.
900 Richards Street                                           [LOGO OF HEI]
Honolulu, Hawaii 96813

--------------------------------------------------------------------------------

                   Notice of Annual Meeting of Stockholders
                           to be held April 25, 2000

To the Holders of Common Stock

  Hawaiian Electric Industries, Inc. will hold its 2000 Annual Meeting of Stockholders on Tuesday, April 25, 2000, at 9:30 a.m. in the Pacific Tower, 8th floor, Room 805, 1001 Bishop Street, Honolulu, Hawaii 96813. At the meeting we will:

     1.  Elect three Class I directors.

     2.  Elect the independent auditor of the Company.

     3.  Transact any other business properly brought before the meeting.

  Only stockholders who own stock at the close of business on February 16, 2000, can vote at the meeting. If your shares are registered in the name of a brokerage firm (street name) or trustee and you plan to attend the meeting, please bring a letter from the firm or trustee or other evidence of your beneficial ownership.

  All stockholders are urged to attend the meeting in person or by proxy. It is important that your shares be represented at the meeting, regardless of the size of your holding. Therefore, we urge you to vote your shares as soon as possible.

                                       Peter C. Lewis, Vice President--
                                        Administration and Secretary
                                       Hawaiian Electric Industries, Inc.

Honolulu, Hawaii
March 10, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Voting Information.........................................................   1
  Purpose..................................................................   1
  Who Can Vote.............................................................   1
  How You Can Vote.........................................................   1
  Revocation of Proxies....................................................   2
  Required Votes...........................................................   2
  Who Will Count the Votes.................................................   2
  Shares Held in Street Name...............................................   2
  Expenses of Solicitation.................................................   3
Proposals You May Vote On..................................................   3
  Election of Class I Directors............................................   3
  Election of Auditor......................................................   3
Nominees for Class I Directors.............................................   4
Continuing Class II Directors..............................................   5
Continuing Class III Directors.............................................   6
Board of Directors.........................................................   7
  Corporate Governance.....................................................   7
  Committees of the Board..................................................   8
  Recommendation for Director Nominee......................................   9
  Attendance at Meetings...................................................   9
  Compensation of Directors................................................   9
  Nonemployee Director Retirement Plan.....................................   9
Indemnification and Limitation of Liability................................  10
Security Ownership of Directors and Executive Officers.....................  11
Section 16(a) Beneficial Ownership Reporting Compliance....................  11
Executive Management Compensation..........................................  12
  Summary Compensation Table...............................................  12
  Option Grants in Last Fiscal Year .......................................  13
  Aggregated Option Exercises and Fiscal Year-End Option Values............  14
  Long-Term Incentive Plan (LTIP) Awards...................................  15
  Pension Plans............................................................  16
  Change-in-Control Agreements ............................................  18
  Compensation Committee Report on Executive Compensation..................  19
  Stockholder Performance Graph............................................  24
Indebtedness of Management.................................................  25
Transactions with Management and Directors.................................  26
Stockholder Proposals for 2001.............................................  26
Other Business.............................................................  27

                                Proxy Statement

                               VOTING INFORMATION

Purpose

  Hawaiian Electric Industries, Inc. is soliciting proxies for the Annual Meeting of Stockholders scheduled for April 25, 2000. The mailing address of the principal executive offices of the Company is P.O. Box 730, Honolulu, Hawaii 96808-0730.

  The approximate mailing date for this Proxy Statement, form of proxy and annual report to stockholders for the fiscal year ended December 31, 1999, is March 10, 2000. The annual report is not considered proxy soliciting material.

Who Can Vote

  Stockholders of Common Stock at the close of business on February 16, 2000 (the record date), are entitled to vote. On February 16, 2000, 32,297,786 shares of Common Stock were outstanding. Each stockholder is entitled to one vote for each share held. Under the By-Laws of the Company, stockholders do not have cumulative voting rights in the election of directors.

How You Can Vote

  You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail.

  If you vote over the Internet or by telephone, please follow the instructions included on your proxy card. If your shares are held in street name, please follow the voting instruction card included by your broker or nominee.

  If you vote by mail, sign and date your proxy and return it in the enclosed prepaid envelope. You can specify on your proxy whether your shares should be voted for all, some, or none of the nominees for director. You can also specify whether you approve, disapprove, or abstain from the proposal to elect the Company's independent auditor.

  If you return your signed proxy but do not mark the boxes showing how you wish to vote, we will vote your shares "FOR" the election of all nominees for director and "FOR" the election of the Company's independent auditor.

  You may also vote your shares by attending the meeting and voting in person. In addition, if you wish to give your proxy to someone other than the individuals listed on the enclosed proxy, cross out all three names and insert the name of another person to vote your shares at the meeting.

  Your share ownership is shown on the enclosed proxy, including your shares held in the Dividend Reinvestment and Stock Purchase Plan (DRIP) and the Hawaiian Electric Industries Retirement Savings Plan (HEIRS) (including shares held in the Hawaiian Electric Industries Stock Ownership Plan, formerly the Tax Reduction Act Stock Ownership Plan (TRASOP)). The respective plan trustees will vote the shares of stock held in the Plans according to your directions. For both DRIP and HEIRS (excluding TRASOP), the respective trustees will vote all the shares of Common Stock for which they receive no voting instructions in the same proportion as they vote shares for which they receive instructions. The trustee cannot vote the shares in TRASOP for which it receives no voting instructions.

Revocation of Proxies

  You can revoke your proxy at any time before the Annual Meeting in one of three ways:

        (1) notify the Secretary of the Company in writing;
        (2) return a properly signed, later-dated proxy; or
        (3) vote in person at the meeting.

Required Votes

  A quorum is needed to transact business at the Annual Meeting. A majority of the outstanding shares present in person or represented by proxy constitutes a quorum. The affirmative vote of more than 50% of the quorum is required to elect the Class I directors and the Company's independent auditor. Abstentions are counted as "shares present" at the meeting in determining whether a quorum exists and have the effect of a vote against any proposal.

Who Will Count the Votes

  Beacon Hill Partners, Inc. will act as tabulator for broker and bank proxies and Proxy Services Corporation will act as tabulator for the proxies of the other stockholders of record. Your identity and vote will not be disclosed to persons other than those acting as tabulators except as follows:

(1)as required by law;

(2) to verify the validity of proxies and the results of the voting in the case of a contested proxy solicitation; or

(3)when you write a comment on the proxy form.

Shares Held in Street Name

  If your shares are held in the name of a brokerage firm or trustee or other holder of record and you bring a letter from the holder of record or other evidence of your beneficial ownership, you are invited to attend the meeting. However, you may not vote at the meeting unless you obtain a legal proxy from the brokerage firm or trustee.

  Under New York Stock Exchange rules, your broker or nominee may vote your shares on routine matters (such as the election of directors and the independent auditor) if you do not give your broker or nominee specific instructions. A broker does not have discretionary voting power with respect to nonroutine proposals and cannot vote on these matters if you do not send the broker your instructions. This is referred to as a "broker nonvote" and will be considered as "shares present" at the meeting in determining whether a quorum exists. Broker nonvotes, if any, have the effect of a vote to withhold authority in connection with the election of directors and the effect of a vote against other proposals at the meeting.

Expenses of Solicitation

  The Company pays all expenses of the proxy solicitation. We hired Beacon Hill Partners, Inc. to assist in the distribution of proxy materials and solicitation of votes for $3,000 plus reasonable out-of-pocket expenses. In addition, we will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their expenses to forward proxy and solicitation material to stockholders.

                           PROPOSALS YOU MAY VOTE ON

1. Election of Class I Directors

  The Board of Directors currently consists of 12 individuals who are divided into three classes: Class I, Class II and Class III with the term of office of one class expiring each year.

  The three Class I nominees being proposed for election at this Annual Meeting are Robert F. Clarke, A. Maurice Myers and James K. Scott. Each of the nominees is currently a member of the Board of Directors and has consented to serve for a new three-year term expiring at the 2003 Annual Meeting. If a nominee is unable to stand for election, the proxy holders listed in the proxy may vote in their discretion for a suitable substitute.

  Terms for Class II Directors will expire in 2001 and for Class III directors in 2002.

  Detailed information on each nominee and director is provided on pages 4 to 6.

  YOUR BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE CLASS I DIRECTORS.

2. Election of Auditor

  The firm of KPMG LLP, independent certified public accountants, has been the auditor of the Company since 1981. The Board of Directors recommends the election of KPMG LLP as the auditor of the Company for fiscal year 2000 and thereafter until its successor is elected. Representatives of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

  YOUR BOARD RECOMMENDS THAT YOU VOTE FOR KPMG LLP AS AUDITOR OF THE COMPANY.

                         NOMINEES FOR CLASS I DIRECTORS

Terms would end at the 2003 Annual Meeting.



[PHOTO APPEARS          [PHOTO APPEARS              [PHOTO APPEARS
    HERE]                   HERE]                        HERE]

Robert F.                 A. Maurice                James K. Scott,
Clarke                    Myers                     Ed.D.
Age 57                    Age 59                    Age 48
Director Since            Director Since            Director Since
1989                      1991                      1995

Chairman,                 Chairman,                 President of
president and             president and             Punahou
chief execu-              chief executive           School.
tive officer              officer of                 Director of
of the Company.           Waste                     Hawaiian
 Chairman of              Management,               Electric
the board of              Inc.                      Company, Inc.,
Hawaiian                  (environmental            Pacific and
Electric                  services),                Asian Affairs
Company, Inc.,            Houston,                  Council, and
American                  Texas, since              Hawaii Public
Savings Bank,             November 1999.            Television.
F.S.B., and               Chairman,                 President,
HEI Power                 president and             Hawaii
Corp.                     chief                     Association of
President and             executive                 Independent
director of               officer of                Schools.
Hawaiian                  Yellow                    Trustee, the
Electric                  Corporation               College Board.
Industries                from April                Member, Hawaii
Charitable                1996 to                   Executives
Foundation and            November 1999.            Council,
Hycap                     President,                Hawaiian
Management,               chief                     Educational
Inc. Director             operating                 Council, and
of Aloha                  officer, and              Young
United Way.               director of               Presidents
Chairman,                 America West              Organization.
Advisory Board            Airlines, Inc.
for the                   from 1994 to
College of                1995.
Business                   Director of
Administration            Pleasant
at the                    Holidays and
University of             Cheap Tickets,
Hawaii--Manoa.            Inc. Member,
Member, Oceanic           Advisory
Cablevision               Council of
Advisory                  Northwestern
Board, Hawaii             University
Business                  Kellogg
Roundtable,               Transportation
Council on                School.
Revenues for
the State of
Hawaii, and
Air Force
Civilian
Advisory
Council.
Trustee, The
Nature
Conservancy of
Hawaii, Straub
Foundation,
and Hawaii
Pacific
University.

                         CONTINUING CLASS II DIRECTORS

 Directors continuing in office with terms ending at the 2001 Annual Meeting.


[PHOTO APPEARS  [PHOTO APPEARS  [PHOTO APPEARS   [PHOTO APPEARS  [PHOTO APPEARS
    HERE]            HERE]           HERE]            HERE]           HERE]

 Victor Hao      T. Michael      Diane J.        Kelvin H.       Jeffrey N.
 Li, S.J.D.      May             Plotts          Taketa          Watanabe
 Age 58          Age 53          Age 64          Age 45          Age 57
 Director        Director        Director        Director        Director
 Since 1988      Since 1995      Since 1987      Since 1993      Since 1987

 Co-chairman,    Senior vice     General         President       Partner in
 Asia Pacific    president of    partner of      and chief       the law firm
 Consulting      the Company     Mideast and     executive       of Watanabe,
 Group. Vice     since Sep-      China Trad-     officer of      Ing &
 president,      tember 1995.    ing Company,    the Hawaii      Kawashima.
 General Re-     President,      formerly        Community        Director of
 insurance       chief execu-    known as        Foundation.     Hawaiian
 Corporation.    tive officer    Hemmeter In-    Vice presi-     Electric
  Director of    and director    vestment        dent and di-    Company,
 Hawaiian        of Hawaiian     Company.        rector of       Inc.,
 Electric In-    Electric         Director of    the Asia Pa-    American
 dustries        Company,        Hawaiian        cific Re-       Savings
 Charitable      Inc. and        Electric        gion, The       Bank,
 Foundation,     chairman of     Company,        Nature Con-     F.S.B., HEI
 HEI Power       the boards      Inc., Ameri-    servancy        Power Corp.,
 Corp. Trust-    of Maui         can Savings     from 1989 to    Hawaiian
 ee, Japan-      Electric        Bank,           1998.           Electric In-
 America In-     Company,        F.S.B.,          Director of    dustries
 stitute of      Limited and     Hawaii          HEI Power       Charitable
 Management      Hawaii Elec-    Health Sys-     Corp.,          Foundation,
 Science.        tric Light      tems Corpo-     HISCO, Ltd.,    American
 Consulting      Company,        ration,         and             Classic Voy-
 Professor of    Inc. since      Plaza Club,     Sustainable     ages, First
 Law, Stan-      September       and Honolulu    Forest          Insurance
 ford Univer-    1995. From      Country         Resources,      Company of
 sity.           February 1992   Club.           LLC.            Hawaii, and
                 to Au-                                          Grace Pa-
                 gust 1995,                                      cific Corpo-
                 senior vice                                     ration.
                 president of                                     Member, Ad-
                 Hawaiian                                        visory
                 Electric                                        Board, Oce-
                 Company,                                        anic Cable-
                 Inc.                                            vision.
                  Director of                                    Trustee,
                 Hawaiian                                        Children's
                 Electric In-                                    Television
                 dustries                                        Workshop,
                 Charitable                                      Children and
                 Foundation,                                     Youth Foun-
                 HEI Power                                       dation of
                 Corp., and                                      the Philip-
                 the Electric                                    pines, The
                 Power Re-                                       Queen's
                 search In-                                      Health Sys-
                 stitute.                                        tem, and The
                 Member, Boy                                     Queen's Med-
                 Scouts of                                       ical Center.
                 America-                                        Chair, The
                 Aloha Coun-                                     Consuelo
                 cil Execu-                                      Zobel Alger
                 tive Board                                      Foundation
                 and Japanese                                    and The Na-
                 Chamber of                                      ture Conser-
                 Commerce.                                       vancy of
                 Trustee,                                        Hawaii.
                 Academy of
                 the Pacific.

                        CONTINUING CLASS III DIRECTORS

Directors continuing in office with terms ending at the 2002 Annual Meeting.


[PHOTO APPEARS     [PHOTO APPEARS        [PHOTO APPEARS       [PHOTO APPEARS
     HERE]              HERE]                 HERE]                HERE]

Don E.                Richard               Bill D.              Oswald K.
Carroll               Henderson             Mills                Stender
Age 58                Age 71                Age 48               Age 68
Director              Director              Director             Director
Since 1996            Since 1981            Since 1988           Since 1993

President,            President             Chairman of          Real estate
chief execu-          and director          the board            consultant
tive offi-            of HSC, Inc.          and chief            since June
cer, and di-          (real estate          executive            1999. Trust-
rector of             investment            officer of           ee,
Oceanic Ca-           and                   Bill Mills           Kamehameha
blevision.            development)          Development          Schools/
Vice presi-           and its               and Invest-          Bishop Estate
dent of Time          subsidiaries.         ment Compa-          from January
Warner Ca-             Director of          ny, Inc.             1990 to May
ble.                  Hawaiian               Director,           1999.
 Director of          Electric              Grace Pa-             Director of
Pacific               Company,              cific Corpo-         Hawaiian
Guardian              Inc., Hawaii          ration.              Electric In-
Life and              Electric              Trustee,             dustries
American Red          Light                 Hawaii Pa-           Charitable
Cross--               Company,              cific Uni-           Foundation,
Hawaii Chap-          Inc.,                 versity,             Grace Pacific
ter. Secre-           InterIsland           St. Andrew's         Corporation,
tary-trea-            Petroleum,            Priory, and          Hawaii Commu-
surer and             Inc., and             The Nature           nity Rein-
director of           Big Island            Conservancy          vestment
the Hawaii            Substance             of Hawaii.           Corp., Ameri-
Cable Tele-           Abuse                 Member,              can Red
vision Asso-          Council.              Board of             Cross--Hawaii
ciation.              Secretary,            Governors,           Chapter, and
Treasurer             Hawaii                Iolani               March of
and director          Island                School and           Dimes Birth
of Aloha              Economic              Hawaii Com-          Defects Foun-
United Way.           Development           munity Foun-         dation--Chap-
Past presi-           Board. Vice           dation.              ter of the
dent and di-          president                                  Pacific.
rector of             and trustee,                               Trustee, Cash
Hawaii Na-            Lyman House                                Assets Trust,
ture Center.          Memorial                                   Hawaiian Tax-
Chairman,             Museum.                                    Free Trust,
Oceanic Ca-                                                      Pacific Capi-
ble Founda-                                                      tal Funds,
tion. Past                                                       and Kahi
president,                                                       Mohala
Boy Scouts                                                       (Sutter
of America-                                                      Health Pacif-
Aloha Coun-                                                      ic). Member,
cil and The                                                      Board of Gov-
200 Club Ad-                                                     ernors,
visory                                                           Iolani School
Board. Mem-                                                      and East-West
ber, Hawaii                                                      Center Foun-
Business                                                        dation.
Roundtable.

                               BOARD OF DIRECTORS

Corporate Governance

  The management of the Company periodically reviews trends in corporate governance with the Board. In 1996, the Board of Directors adopted an annual process of evaluating the operations of the Board as a whole. Each director currently rates the following:

  . mechanics of Board meetings (length of meetings, number of meetings, adequacy of pre-meeting information, quality of presentations, communications between meetings);

  . meeting content/conduct (topics covered, amount of detail, climate for open debate, time for discussion);

  . Board organization/operation (size, mandatory retirement at age 72, committee structure, exposure and access to management, and skills, diversity and experience of directors);

  . Board practices (executive compensation, executive succession planning, selection of committee members, criteria for the selection and retention of directors, compensation of directors); and

  . overall performance of directors (understanding the business and strategies, doing their homework, asking good questions, sharing insights, attending meetings and keeping current on issues affecting the business).

  The Board also adopted an annual process for evaluating those directors whose terms expire at the next Annual Meeting. The directors evaluate themselves on various factors, including meeting preparation, attendance, participation at meetings, and knowledge of issues and trends affecting the Company. The evaluation forms for the Board as a whole and individual directors are then submitted to the Nominating and Corporate Governance Committee before directors are nominated for reelection to the Board. After reviewing the comments received, the Nominating and Corporate Governance Committee recommends to the Board any procedures and practices to be adopted to improve the operations of the Board. The Chairman of the Nominating and Corporate Governance Committee may meet with individual directors to discuss their performance.

Committees of the Board

  The Board of Directors has four standing committees: Audit, Compensation, Executive, and Nominating and Corporate Governance. The names of the members and the number of meetings held in 1999 are shown in the table below:

                                                             Nominating
                                                                and
                                                             Corporate
                Name           Audit  Compensation Executive Governance
    -------------------------------------------------------------------
      Don E. Carroll                        X                     X
    -------------------------------------------------------------------
      Robert F. Clarke*                                 X
    -------------------------------------------------------------------
      Richard Henderson           X**                   X**
    -------------------------------------------------------------------
      Victor Hao Li               X
    -------------------------------------------------------------------
      T. Michael May*
    -------------------------------------------------------------------
      Bill D. Mills                         X
    -------------------------------------------------------------------
      A. Maurice Myers                      X                     X
    -------------------------------------------------------------------
      Diane J. Plotts             X         X**         X
    -------------------------------------------------------------------
      James K. Scott              X
    -------------------------------------------------------------------
      Oswald K. Stender                     X                     X
    -------------------------------------------------------------------
      Kelvin H. Taketa            X
    -------------------------------------------------------------------
      Jeffrey N. Watanabe                               X         X**
    -------------------------------------------------------------------
      Number of Meetings in
       1999                       5         3           0         2

--------
 *Employee director

**Committee chair

  The Audit Committee reviews the Company's auditing, accounting, financial reporting, and internal control functions. All members of the committee are nonemployee directors.

  The Compensation Committee reviews the current salary administration policies and compensation strategy for the Company. All members of the committee are nonemployee directors. Since 1991, the Compensation Committee has annually evaluated the performance of the Chairman. At least once a year, the Compensation Committee meets in executive session with the other nonemployee directors of the Board to discuss the Chairman's compensation and to evaluate the Chairman's performance. See pages 19 to 23 for the Compensation Committee Report on Executive Compensation.

  The Executive Committee possesses and exercises the authority of the Board as delegated by the Board and is responsible for considering and making recommendations to the Board regarding any questions concerning the business and affairs of the Company. The Committee is comprised of nonemployee directors and the President.

  The Nominating and Corporate Governance Committee reviews and recommends to the Board of Directors the slate of nominees to be submitted to the stockholders for election at the next Annual Meeting. All members of the committee are nonemployee directors. See page 7 for a discussion concerning the involvement of this Committee on matters relating to corporate governance.

Recommendation for Director Nominee

  You can recommend any person as a nominee for director of HEI by writing to the Nominating and Corporate Governance Committee, in care of the Secretary, Hawaiian Electric Industries, Inc., P. O. Box 730, Honolulu, Hawaii 96808-0730. Recommendations must be received by December 10, 2000 for consideration by the Committee for the 2001 Annual Meeting of Stockholders. The recommendation must include the nominee's qualifications and other relevant biographical information and confirmation of the nominee's consent to serve.

Attendance at Meetings

  In 1999, there were ten regular monthly meetings and three special meetings of the Board of Directors. All directors attended at least 75% of the combined total meetings of the Board and Board committees on which they served.

Compensation of Directors

  Nonemployee directors of the Company received the following compensation for their services as directors during 1999 (employee members of the Board of Directors receive no additional compensation for service as directors).

Compensation                                                  Amount
------------                                                ----------
Annual HEI Common Stock Grant                               300 shares(1)
Annual Board Retainer                                          $20,000(2)
Board Attendance Fee (per meeting)                               1,000(3)
Committee Attendance Fee (per meeting)                           1,000(3)
Committee Attendance Fee for Committee Chair (per meeting)       2,000(3)

----------
(1) The Board of Directors adopted the 1999 Nonemployee Company Director Stock Grant Plan, whereby an annual 300-share stock grant is made to participating directors for the purpose of further aligning directors' and stockholders' interests in improving stockholder value.

(2) Paid quarterly in cash installments. In order to receive the fourth quarter installment, directors are required to have attended at least 75% of the combined total of all Board meetings and all meetings of Board committees on which they serve.

(3) In the case of multiple meetings on the same day, only one fee is paid.

Nonemployee Director Retirement Plan

  The Nonemployee Director Retirement Plan (which was approved by the stockholders on April 17, 1990) provides certain retirement benefits to nonemployee directors of the Company or any subsidiary of the Company upon retirement from service as a director. The Plan provides an annual payment to each director who serves for at least 5 consecutive years and meets other requirements of the Plan in an amount equal to the annual retainer which was in effect in the year that the nonemployee director retired. The payments are for a period equal to the number of years of active service accumulated and terminate in the event of the director's death.

  At the meeting of the Board of Directors on December 17, 1996, the Board voted to terminate the Nonemployee Director Retirement Plan as described above, and pay the present value of the accrued retirement benefits to directors age 55 or younger or with 5 years of service or less as of April 22, 1997.

  The retirement benefits for all other directors (Mr. Henderson, Mr. Myers and Ms. Plotts) were frozen as of December 31, 1996, and will be paid according to the terms of the Plan based on the $15,000 annual retainer in effect on December 31, 1996. The right of previously retired directors to receive benefits continues according to the Plan.

                  INDEMNIFICATION AND LIMITATION OF LIABILITY

  The Company entered into Indemnity Agreements with each of its directors and executive officers as approved by stockholders at the 1989 Annual Meeting. The Indemnity Agreement provides for mandatory indemnification of the director or officer to the fullest extent permitted by law. This includes indemnification against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred. The Indemnity Agreement also provides for the mandatory payment of expenses incurred by the director or officer in defending a proceeding. However, these expenses must be repaid if it is later determined that the officer or director is not entitled to indemnification.

  The Indemnity Agreement excludes indemnification for:

  . proceedings initiated by the officer or director unless the Board of Directors determines indemnification to be appropriate;

  . amounts covered by insurance;

  . profits made from the purchase or sale of stock by a director or officer which are subject to the "short-swing profits" liability provisions of federal or state securities laws;

  . an action or omission by the officer or director determined to be willful misconduct or to have been knowingly fraudulent or deliberately dishonest; or

  . if an appropriate court determines that such indemnification is not permitted by law.

  At the 1990 Annual Meeting, the stockholders approved a proposal to amend the Restated Articles of Incorporation of the Company to add a new Article Fourteenth eliminating the personal liability of its directors for monetary damages to the fullest extent permitted by Hawaii law.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table shows how many shares of HEI Common Stock were owned as of February 16, 2000 by each director, Named Executive Officer (as listed in the Summary Compensation Table on page 12) and by all directors and executive officers as a group.

           Amount of Common Stock and Nature of Beneficial Ownership

----------------------------------------------------------------------------------------------------------
  Name of Individual       Sole Voting or   Shared Voting or   Other Beneficial
       or Group           Investment Power Investment Power(1)   Ownership(2)   Stock Options(3)  Total
-----------------------------------------------------------------------------------------------------------
Nonemployee directors
Don E. Carroll                  2,488                                                              2,488
Richard Henderson               2,742                                                              2,742
Victor Hao Li                                     3,585              326                           3,911
Bill D. Mills                   4,528                                  5                           4,533
A. Maurice Myers                5,077                                                              5,077
Diane J. Plotts                 2,490                                                              2,490
James K. Scott                  1,728                                                              1,728
Oswald K. Stender               4,648                                                              4,648
Kelvin H. Taketa                1,810                                                              1,810
Jeffrey N. Watanabe             3,956               210                2                           4,168
Employee directors and
 Named Executive
 Officers
Robert F. Clarke               12,273            12,000                             142,280      166,553
T. Michael May                  6,118                                                34,744       40,862
Other Named Executive
 Officers
Peter C. Lewis                  2,744                                340             15,686       18,770
Wayne K. Minami                 1,968             8,315                              34,061       44,344
Robert F. Mougeot                                 5,985                              20,568       26,553
All directors and
 executive officers as a
 group (19 persons)            58,056            30,095              674            288,883      377,708(4)

----------

(1) Shares registered in name of the individual and spouse.

(2) Shares owned by spouse, children or other relatives sharing the home of the director or officer in which the director or officer disclaims personal interest.

(3) Stock options, including accompanying dividend equivalent shares, exercisable within 60 days after February 16, 2000, under the 1987 Stock Option and Incentive Plan (as amended and restated effective February 20,
    1996).

(4) The directors and executive officers of HEI as a group beneficially owned 1.17% of HEI Common Stock on February 16, 2000 and no director or officer owned more than .52% of such stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based on a review of forms filed by its reporting persons during the last fiscal year, the Company believes that they complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

                       EXECUTIVE MANAGEMENT COMPENSATION

Summary Compensation Table

  The following summary compensation table shows the annual and long-term compensation of the chief executive officer and the four other most highly compensated executive officers of the Company and its subsidiaries serving during 1999.

                           SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                      Annual Compensation            Compensation

                          ----------------------------------------------------------
                                                                   Awards    Payouts

                                                                   -----------------
                                                                 Securities
                                                  Other Annual   Underlying    LTIP       All Other
  Name and Principal            Salary  Bonus(1)   Compensation  Options(2) Payouts(3) Compensation(4)
       Position         Year     ($)      ($)          ($)           (#)       ($)           ($)

------------------------------------------------------------------------------------------------------
  Robert F. Clarke      1999   $532,000 $427,349      $-0-         50,000    $    --       $28,503
  Chairman, President
   & CEO                1998    490,000  138,237       -0-         20,000     107,973       24,192
                        1997    483,000  132,842       -0-         20,000         -0-       21,975

------------------------------------------------------------------------------------------------------
  T. Michael May        1999    372,000  211,652       -0-         20,000         --        14,400
  Senior Vice
   President;           1998    325,000   92,425       -0-         12,000      55,973       11,612
  President & CEO,
   HECO                 1997    313,000      -0-       -0-         12,000         -0-       10,333

------------------------------------------------------------------------------------------------------
  Wayne K. Minami       1999    303,000  156,013       -0-         20,000         --           N/A
  President & CEO       1998    267,000      -0-       -0-         10,000      21,114          N/A
  American Savings
   Bank,                1997    257,000   74,355       -0-          8,000         -0-          N/A
  F.S.B.

------------------------------------------------------------------------------------------------------
  Robert F. Mougeot     1999    245,000   96,135       -0-          7,000         --        13,126
  Financial Vice
   President and        1998    238,000   39,077       -0-          5,000      38,750       11,750
  Chief Financial
   Officer              1997    235,000   38,274       -0-          5,000         -0-       10,692

------------------------------------------------------------------------------------------------------
  Peter C. Lewis        1999    209,000   77,804       -0-          5,000         --        21,807
  Vice President --     1998    203,000   36,844       -0-          5,000      32,126       19,480
  Administration and    1997    201,000   34,868       -0-          5,000         -0-       17,724
  Secretary
------------------------------------------------------------------------------------------------------


----------


(1) The Named Executive Officers are eligible for an incentive award under the Company's annual Executive Incentive Compensation Plan (EICP). EICP bonus payouts are reflected as compensation for the year earned.

(2) Options granted for the three-year period 1997-1999 contained dividend equivalents as further described below under the heading Option Grants in Last Fiscal Year.

(3) Long-Term Incentive Plan (LTIP) payouts are determined in the second quarter of each year for the three-year cycle ending on December 31 of the previous calendar year. If there is a payout, the amount is reflected as LTIP compensation in the table for the previous year for the Named Executive Officers. In 1998, no LTIP payouts were received for the 1995-1997 performance cycle because none of the minimum threshold levels was achieved. In April 1999, LTIP payouts were made for the 1996-1998 performance cycle and are reflected as LTIP compensation in the table for 1998. The determination of whether there will be a payout under the 1997-1999 LTIP will not be made until the second quarter of this year.

(4) Represents amounts accrued each year by the Company for certain preretirement death benefits provided to the Named Executive Officers, except Mr. Minami, as described in the Compensation Committee Report on pages 22 and 23 under the heading, "Other Compensation Plans."


Option Grants in Last Fiscal Year

  The following table presents information on the nonqualified stock options which were granted to the five Named Executive Officers on April 26, 1999. The practice of granting stock options, which include dividend equivalent shares, has been followed each year since 1987.

                       OPTION GRANTS IN LAST FISCAL YEAR

                            Number of
                            Securities  Percent of                             Grant
                            Underlying Total Options                            Date
                             Options    Granted to   Exercise                 Present
                            Granted(1) Employees in    Price     Expiration   Value(2)
   Name                        (#)      Fiscal Year  ($/share)      Date        ($)
   ----                     ---------- ------------- --------- -------------- --------
   Robert F. Clarke........   20,000          9%      $35.21   April 26, 2009 $159,000
   Robert F. Clarke........   10,000          4        36.00   April 26, 2009   75,500
   Robert F. Clarke........   10,000          4        38.00   April 26, 2009   65,900
   Robert F. Clarke........   10,000          4        40.00   April 26, 2009   57,100
   T. Michael May..........   20,000          9        35.21   April 26, 2009  159,000
   Wayne K. Minami.........   20,000          9        35.21   April 26, 2009  159,000
   Robert F. Mougeot.......    7,000          3        35.21   April 26, 2009   55,650
   Peter C. Lewis..........    5,000          2        35.21   April 26, 2009   39,750

----------

(1) For the 72,000 option shares granted with an exercise price of $35.21 per share and for each 10,000 option shares granted with exercise prices of $36.00 per share, $38.00 per share and $40.00 per share, to the Named Executive Officers, additional dividend equivalent shares are granted at no additional cost throughout the four-year vesting period (vesting in equal installments) which begins on the date of grant. Dividend equivalents are computed, as of each dividend record date, both with respect to the number of shares under the option and with respect to the number of dividend equivalent shares previously credited to the participant and not issued during the period prior to the dividend record date. Accelerated vesting is provided in the event a Change-in-Control occurs. No stock appreciation rights have been granted under the Company's stock option plans.

(2) Based on a Binomial Option Pricing Model, which is a variation of the Black-Scholes Option Pricing Model. For the stock options granted on April 26, 1999, with a 10-year option period, an exercise price of $35.21, and with additional dividend equivalent shares granted for the first four years of the option, the Binomial Value adjusted for forfeiture risk is $7.95 per share. The following assumptions were used in the model: Stock Price:
    $35.21; Exercise Price: $35.21; Term: 10 years; Volatility: 0.1428; Interest Rate: 5.60%; and Dividend Yield: 6.65%. The following were the valuation results: Binomial Option Value: $3.40; Dividend Credit Value:
    $4.55; and Total Value $7.95.

   The same assumptions except for exercise price were used for the following stock options. For the stock options granted on April 26, 1999, with an exercise price of $36.00, the following were the valuation results: Binomial Option Value: $3.15; Dividend Credit Value: $4.40; and Total Value $7.55. For the stock options granted on April 26, 1999, with an exercise price of $38.00, the following were the valuation results: Binomial Option Value:
   $2.61; Dividend Credit Value: $3.98; and Total Value $6.59. For the stock options granted on April 26, 1999, with an exercise price of $40.00, the following were the valuation results: Binomial Option Value: $2.16; Dividend Credit Value: $3.55; and Total Value $5.71.

Aggregated Option Exercises and Fiscal Year-End Option Values

  The following table shows the stock options, including dividend equivalents, exercised by the Named Executive Officers in 1999. Also shown is the number of securities underlying unexercised options and the value of unexercised in the money options, including dividend equivalents, at the end of 1999. Under the Stock Option and Incentive Plan, dividend equivalents have been granted to each of the Named Executive Officers as part of the stock option grant, except for Mr. May's 1995 stock option grant and a one-time, premium-priced grant to Mr. Clarke in May 1992.

  Dividend equivalents permit a participant who exercises a stock option to obtain at no additional cost, in addition to the option shares, the amount of dividends declared on the number of shares of Common Stock with respect to which the option is exercised during the period between the grant and the exercise of the option. Dividend equivalents are computed, as of each dividend record date throughout the four-year vesting period (vesting in equal installments), which begins on the date of grant, both with respect to the number of shares underlying the option and with respect to the number of dividend equivalent shares previously credited to the Named Executive Officer and not issued during the period prior to the dividend record date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                     Number of Securities
                                                                    Underlying Unexercised       Value of Unexercised
                                                                      Options (Including         In the Money Options
                                                                    Dividend Equivalents)  (Including Dividend Equivalents)
                                  Dividend                 Value      at Fiscal Year-End        at Fiscal Year-End(1)
                       Shares    Equivalents   Value     Realized   ---------------------- --------------------------------
                      Acquired    Acquired    Realized  On Dividend      Exercisable/                Exercisable/
                     On Exercise On Exercise On Options Equivalents     Unexercisable               Unexercisable
Name                     (#)         (#)        ($)         ($)              (#)                         ($)
----                 ----------- ----------- ---------- ----------- ---------------------- --------------------------------
Robert F. Clarke....     --          --        $ --        $ --         123,022/88,122              $116,986/8,129
T. Michael May......     --          --          --          --          23,190/42,321                13,038/4,872
Wayne K. Minami.....     --          --          --          --          25,772/36,938                46,766/3,229
Robert F. Mougeot...     --          --          --          --          15,755/16,227                29,232/2,033
Peter C. Lewis......     --          --          --          --          10,873/14,117                11,378/2,033

---------

(1) Value based on closing price of $28.88 per share on the New York Stock Exchange on December 31, 1999.

Long-Term Incentive Plan (LTIP) Awards

  The table on page 16 lists the LTIP awards made to the Named Executive Officers during 1999. The table shows potential payments that are tied to the achievement of better than average performance over a three-year period (1999-
2001) relating to two separate goals for all the Named Executive Officers except Mr. May and Mr. Minami, who have a third goal in addition to the two goals listed immediately below.

  The two goals are (1) return on average common equity (weighted 60%), and (2) total return to shareholders (weighted 40%). The weighting of each goal applies to all the Named Executive Officers except Mr. May and Mr. Minami. The Company's performance for the return on average common equity goal is based on an internal goal. The Company's performance for the total return to shareholders goal is measured against the Edison Electric Institute Index of 100 Investor-Owned Electric Companies as of December 31, 2001 (Peer Group). This is the same Peer Group used for the Stockholder Performance Graph shown on page 24. However, the performance of the LTIP Peer Group is calculated on a noncapitalized weighted basis whereas the Stockholder Performance Graph Peer Group is calculated on a capitalized weighted basis. The LTIP uses a noncapitalized weighted basis so as not to give a disproportionate emphasis to the larger companies in the Edison Electric Institute Index. For Mr. May and Mr. Minami, the two goals set forth above are weighted (1) return on average common equity (30%), and (2) total return to shareholders (20%). Mr. May's third goal (weighted 50%) is based on a prorated percent of allowed return on average common equity for Hawaiian Electric Company, Inc. (consolidated) for the same three-year LTIP cycle. Mr. Minami's third goal (weighted 50%) is based on a return on average common equity for American Savings Bank, F.S.B. (ASB) for the same three-year LTIP cycle.

  The threshold for minimum awards with respect to the return on average common equity goal for the Company is 10.75%. The threshold minimum award with respect to the total return to shareholders will be earned if the Company's performance is at the 40th percentile of the Peer Group. Mr. May's threshold minimum for his third goal, which must be achieved in at least two out of three years during the LTIP cycle, is a prorated percent of allowed return on average common equity for Hawaiian Electric Company, Inc. (consolidated) of 90%.
Mr. Minami's threshold minimum for his third goal, which must be achieved in at least two out of three years during the LTIP cycle, is a return on average common equity for ASB of 12%. Maximum awards with respect to the return on average common equity goal will be earned if the Company's return on average common equity is 12.5%. Maximum awards with respect to the total return to shareholders will be earned if the Company's performance is measured at the 70th percentile of the Peer Group. For Mr. May, the maximum award on his third goal will be earned if the prorated percent of allowed return on average common equity for Hawaiian Electric Company, Inc. (consolidated) equals or exceeds 100%. For Mr. Minami, the maximum award on his third goal will be earned if the return on average common equity for ASB equals or exceeds 16%. Earned awards are distributed in the form of 60% cash and 40% HEI Common Stock with the maximum award level for each Named Executive Officer ranging from 75% to 100% of the midpoint of the officer's salary grade range at the end of the three-year performance period.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                     Estimated Future Payouts
                                                  ------------------------------
                                   Three-Year       Minimum
                                Performance Cycle Threshold(1)  Target  Maximum
Name                               Ending Date        ($)        ($)      ($)
----                            ----------------- ------------ -------- --------
Robert F. Clarke...............     12/31/01        $212,520   $428,260 $644,000
T. Michael May.................     12/31/01         100,250    200,500  300,750
Wayne K. Minami................     12/31/01          91,500    183,000  274,500
Robert F. Mougeot..............     12/31/01          69,000    138,000  207,000
Peter C. Lewis.................     12/31/01          57,250    114,500  171,750

----------
(1) Assumes meeting minimum threshold on all goals; however, if only one goal (weighted 40%) is met, the minimum threshold estimated future payout would be: Mr. Clarke -- $85,008; Mr. Mougeot -- $27,600; and Mr. Lewis --
     $22,900. If only one goal (weighted 20%) is met, the minimum threshold estimated future payout would be $20,050 for Mr. May and $18,300 for Mr. Minami. There is no LTIP payout unless the minimum threshold is met on at least one of the goals.

Pension Plans

  All regular employees (including the Named Executive Officers) are covered by noncontributory, qualified defined benefit pension plans. The plans provide retirement benefits at normal retirement (age 65), reduced early retirement benefits and death benefits. The Named Executive Officers except Mr. Minami participate in the Retirement Plan for Employees of HEI and Participating Subsidiaries (HEI Plan). Mr. Minami is a participant in the American Savings Bank Retirement Plan (ASB Plan). Mr. Clarke and Mr. May also participate in the HEI Supplemental Executive Retirement Plan (HEI SERP) and Mr. Minami also participates in the ASB Supplemental Retirement, Disability, and Death Benefit Plan (ASB SERP) (see pages 17 and 18).

  Some executives are affected by Internal Revenue Code limitations on qualified plan benefits. They are, therefore, also covered under the Hawaiian Electric Industries, Inc. Excess Benefit Plan (Excess Plan) and the Hawaiian Electric Industries, Inc. Excess Pay Supplemental Executive Retirement Plan (Excess Pay SERP), which are noncontributory, nonqualified plans.

  The following table shows estimated annual pension benefits payable at retirement under the HEI Plan, Excess Plan and Excess Pay SERP based on base salary that is covered under the three plans and years of service with the Company and all of its subsidiaries.

                               PENSION PLAN TABLE

                                              Years of Service
                            ----------------------------------------------------
Remuneration                   5       10       15       20       25       30
------------                ------- -------- -------- -------- -------- --------
$200,000................... $20,400 $ 40,800 $ 61,200 $ 81,600 $102,000 $122,400
 250,000...................  25,500   51,000   76,500  102,000  127,500  153,000
 300,000...................  30,600   61,200   91,800  122,400  153,000  183,600
 350,000...................  35,700   71,400  107,100  142,800  178,500  214,200
 400,000...................  40,800   81,600  122,400  163,200  204,000  244,800
 450,000...................  45,900   91,800  137,700  183,600  229,500  275,400
 500,000...................  51,000  102,000  153,000  204,000  255,000  306,000
 550,000...................  56,100  112,200  168,300  224,400  280,500  336,600
 600,000...................  61,200  122,400  183,600  244,800  306,000  367,200

  The HEI Plan provides a monthly retirement pension for life. Benefits are determined by multiplying years of credited service and 2.04% (not to exceed 67%) times the participant's Final Average Compensation (average base salary for any consecutive 36 months that produces the highest monthly average). As of December 31, 1999, the Named Executive Officers had the following number of years of credited service under the HEI Plan: Mr. Clarke, 12 years; Mr. May, 7 years; Mr. Mougeot, 11 years; and Mr. Lewis, 31 years.

  Benefits under the ASB Plan are determined by multiplying years of credited service (not to exceed 35 years) and 1.5% times the participant's Final Average Compensation (average compensation for the highest five of the last ten years of credited service). As of December 31, 1999, Mr. Minami had 13 years of credited service under the ASB Plan. His estimated annual benefit payable in the form of a single life annuity projected to age 65 is $55,180 based on his current compensation level.

  Internal Revenue Code Section 415 limits the retirement benefit that a participant can receive from qualified retirement plans such as the HEI Plan and ASB Plan. The limit for 1999 is $130,000 per year at age 65. The Company adopted the Excess Plan to provide benefits that cannot be paid from the qualified plans due to this maximum limit, based on the same formula as the qualified plans.

  Internal Revenue Code Section 401(a) limits a participant's compensation that can be recognized under qualified retirement plans. The limit on the maximum compensation for 1999 under Section 401(a) is $160,000. The Company adopted the Excess Pay SERP to provide benefits that cannot be paid from the qualified plans due to the maximum compensation limit under Section 401(a), based on the same formula as the qualified plans.

  The Company also maintains two supplemental executive retirement plans (HEI SERP and ASB SERP) for certain executive officers. Mr. Clarke and Mr. May participate in the HEI SERP and Mr. Minami participates in the ASB SERP. Benefits under the HEI SERP and ASB SERP are in addition to qualified retirement benefits payable from the HEI Plan, the ASB Plan and Social Security.

  Under the HEI SERP, the executive is eligible to receive, at age 60, a benefit of up to 60% (depending on years of credited service) of the participant's average compensation, which includes amounts received under the annual Executive Incentive Compensation Plan (EICP), in the highest three out of the last five years of service. The benefit payable under the HEI SERP is reduced by the participant's primary Social Security benefit and the benefit payable from the HEI Plan, but in no event is it less than the benefit payable under the HEI Plan (before any Internal Revenue Code Section 415 and 401(a) reductions). The HEI SERP provides for reduced early retirement benefits at age 50 with 15 years of service or age 55 with five years of service, and survivor benefits in the form of an annuity in the event of the participant's death after becoming eligible for early retirement. The overall total retirement benefits payable to Mr. Clarke in the form of a straight life annuity projected to age 65 is $283,302, based on his current compensation level ($84,031 from the HEI Plan and $199,271 from the HEI SERP, with no amounts owing from the Excess Plan or the Excess Pay SERP). The overall total retirement benefits payable to Mr. May in the form of a straight life annuity projected to age 65 is $168,002 based on his current compensation level ($71,007 from the HEI Plan and $96,995 from the HEI SERP, with no amounts owing from the Excess Plan or the Excess Pay

SERP). As of December 31, 1999, Mr. Clarke had 12 years of credited service and Mr. May had 7 years of credited service under the HEI SERP.

  The ASB SERP provides a benefit at age 65 of up to 60% (depending upon years of credited service) of the participant's average compensation (including 50% of the amounts received under the EICP) in the highest five consecutive years out of the last ten years of service, reduced by the participant's primary Social Security benefit and the benefit payable from the ASB Plan, but in no event is it less than the benefit payable under the ASB Plan (before any Internal Revenue Code Section 415 and 401(a) reductions). The ASB SERP also provides for termination and survivor benefits in certain circumstances. The overall total retirement benefits payable to Mr. Minami in the form of a straight life annuity projected to age 65 is $178,688, based on his current compensation level ($55,180 from the ASB Plan and $123,508 from the ASB SERP). As of December 31, 1999, Mr. Minami had 13 years of credited service under the ASB SERP.

Change-in-Control Agreements

  Since 1989, the Company has entered into Change-in-Control Agreements with certain executives, including the Named Executive Officers listed in the Summary Compensation Table, to encourage and ensure their continued attention and dedication to the performance of their assigned duties without distraction in the event of potentially disturbing circumstances arising from a change-in-control of the Company.

  Each Agreement provides that benefits, compensation and position responsibility of these officers will remain at existing levels for a period of two years following a "Change-in-Control," unless the "Expiration Date" of the Agreement has occurred. A "Change-in-Control" is defined to include a change-in-control required to be reported under the proxy rules in effect on the date of the Agreements, the acquisition by a person (as defined under the Securities Exchange Act of 1934) of 25% or more of the voting securities of the Company, or specified changes in the composition of the Board of Directors of the Company following a merger, tender offer or certain other corporate transactions. "Expiration Date" is defined as the earliest to occur of the following:

  (1)two years after a change-in-control;

  (2)termination of the executive's employment by the Company for "Cause" (as defined in the Agreement) or by the executive other than for "Good Reason" (as defined in the Agreement);

  (3)retirement; or

  (4)termination of the Agreement by the Company's Board of Directors, or termination of the executive's employment, prior to a change-in-control.

If the employment of one of these executives is terminated after a change-in-control and prior to the expiration date, the Company is obligated to provide a lump sum severance equal to 2.99 times the executive's average W-2 earnings for the last five years (or such lesser period that the executive has been employed by the Company), subject to certain limitations. Based on W-2 earnings for the five most recent years (1995-1999), the lump sum severance would be as follows:
Mr. Clarke -- $2,994,389; Mr. May -- $1,207,712; Mr. Minami -- $1,223,150;
Mr. Mougeot -- $1,245,405; and Mr. Lewis -- $1,041,870. In the event of a change-in-control, all outstanding stock options would be accelerated and become immediately exercisable.

Compensation Committee Report on Executive Compensation

Introduction

  The Compensation Committee of the Board, which is composed entirely of outside directors, makes decisions on executive compensation. The full Board approves all decisions by the Committee.

  The Committee has retained the services of an independent compensation consulting firm to assist the Committee in executive compensation matters.

Executive Compensation Philosophy

  The Committee applies the following principles for the executive compensation program:

  . maintains a compensation program that is fair in a competitive marketplace;

  . provides compensation opportunities that relate pay with the Company's annual and long-term performance goals which support growth in stockholder value;

  . recognizes and rewards individual initiative and achievements; and

  . allows the Company to attract, retain, and motivate qualified executives who are critical to the Company's success.

  The Committee believes that stock ownership by management is beneficial in aligning management's and stockholders' interests in improving stockholder value. It, therefore, uses stock options and stock payouts in the compensation program for the executive officers with a goal of increasing their stock ownership over time.

Executive Compensation Program

  The Company's executive compensation program includes:

  . base salary;

  . potential for an annual bonus based on overall Company financial and operational performance as well as individual performance; and

  . the opportunity to earn long-term cash and stock-based incentives which are intended to encourage the achievement of superior results over time and to align executive officer and stockholder interests.

  The second and third elements constitute the "at-risk" portion of the compensation program and are designed to link the interests of the executive with those of the stockholders. This means that total compensation for each executive may change significantly from year to year depending on the short- and long-term performance of the Company and its subsidiaries.

Base Salary

  The Committee reviews salaries for executive officers in April of each year in consultation with the Committee's independent compensation consultant. The consultant examines the position responsibilities of each officer at HEI and its subsidiaries against similar positions in similar organizations. All compensation references represent the fiftieth percentile or midpoint of pay practices found in similar organizations.

  Salaries for executive officers of the various companies are based on competitive references drawn from compensation surveys and are weighted as follows:

  . holding company -- other electric utilities (50%) and general industry
    (50%)

  . electric utilities -- other electric utilities (100%)

  . financial institution -- other financial institutions (100%)

  . international power producer -- private power producers (100%)

  Based on the information from these surveys, the consultant recommends a salary range for each executive officer position. The midpoint of the range approximates the fiftieth percentile of the survey data and the range has a spread of plus and minus 20% around this midpoint. Actual setting of an executive officer's base salary (except for Mr. Clarke) is based on Mr. Clarke's recommendation and the Committee's approval.

  Mr. Clarke's base salary is determined through the Committee's overall evaluation of his performance during the preceding year. This evaluation is subjective in nature and takes into account all aspects of his responsibilities at the discretion of the Committee. Based on the survey data provided by the consultant, the resulting salary range recommendation, and the Committee's overall evaluation of Mr. Clarke's performance during 1998, Mr. Clarke's base salary was raised from an annual rate of $490,000 to an annual rate of $552,500, effective May 1, 1999. The $62,500 increase placed Mr. Clarke's base salary at the 25th percentile of the relevant salary range. The other Named Executive Officers also received salary increases ranging from 4.2% to 21.5%.

Annual Executive Incentive Compensation Plan

  Under the Executive Incentive Compensation Plan ("EICP"), annual incentive awards are granted upon the achievement of financial and nonfinancial performance measures established by the Committee in the early part of each calendar year. The measures are stated in terms of minimum, target and maximum goals. These measures, which may differ for individual Named Executive Officers, include:

  . earnings per share;

  . net income;

  . total return to shareholders measured against the Edison Electric
    Institute Index of 100 Investor-Owned Electric Companies (currently 83 companies) for the same period;

  . company (subsidiary) specific operational and strategic goals;

  . measurement of individual officer's actual administrative and general expenses against budgeted expenses established at the beginning of the year; and

  . individual officer's performance.

  The EICP has a minimum financial performance threshold linked to earnings per share or net income (based on whether the measurement is at the Company or subsidiary level) which must be achieved before a bonus can be considered. The maximum awards under the EICP differ for each of the Named Executive Officers, currently ranging from a low of 53% to a high of 90% for Mr. Clarke based on the midpoint of the salary grade range at the end of the year for each officer. Each year the Committee establishes the minimum, target and maximum EICP potential award levels for the Named Executive Officers based on recommendations from the Committee's independent compensation consultant. The consultant bases its recommendations on an assessment of competitive practices from a cross-section of all industries, including some of the electric utility companies included in the Stockholder Performance Graph.

  Under the 1999 EICP, Mr. Clarke received a payout of $427,349 in early 2000. This resulted from achievement of (1) the earnings per share goal (weighted 70%) at the maximum level and (2) lower than forecast 1999 administrative and general expenses for the Company (weighted 10%) at a level slightly above target. There was no payout for the total return to stockholders goal (weighted 20%) since the Company's total return for 1999 was below the minimum threshold of the total return of the Edison Electric Institute Index of 100 Investor-Owned Electric Companies (Peer Group). The EICP award for Mr. Clarke was exclusively based on the foregoing measures. No further adjustment was made by the Committee. The other Named Executive Officers also received EICP awards under the 1999 EICP.

Long-Term Incentive Plan

  The Company provides a long-term incentive plan ("LTIP") that is linked to the long-term financial performance of the Company. All awards under the LTIP are paid 60% in cash and 40% in HEI Common Stock. The LTIP goals are based on achieving financial criteria established by the Committee for a three-year period. A new performance period of three years starts each year. In April 1999, the Committee established the financial measures for the 1999-2001 cycle which included (1) return on average common equity (weighted 60%) and (2) total return to stockholders (weighted 40%). The Company's results on the return on average common equity is measured against an internal goal and the results on the total return to stockholders goal is measured against the Peer Group included in the Stockholder Performance Graph. The weighting of each goal applies to all the Named Executive Officers except Mr. May and Mr. Minami who have a third LTIP goal (weighted 50%) which is discussed in the Long-Term Incentive Plan ("LTIP") Awards section on page 15. The first two LTIP financial performance goals for the Named Executive Officers were selected by the Committee because they represented a meaningful method of supporting growth in stockholder value over time. The achievement of each of the goals is expressed in terms of minimum, target and maximum levels. The LTIP award levels for each of the Named Executive Officers are established by the Committee each year based on recommendations from the Committee's independent compensation consultant. The consultant bases its recommendations on an assessment of competitive practices from a cross-section of all industries, including some of the electric utility companies included in the Stockholder Performance Graph. These goals are covered in more detail in the discussion of the Long-Term Incentive Plan ("LTIP") Awards on page 15.

  For the three-year cycle ended December 31, 1998, all of the Named Executive Officers received an LTIP payout for the return on average common equity goal, weighted 40% for the Named Executive Officers except Mr. May and Mr. Minami whose weighting for the goal was 20%. The Company's return on average common equity for the three-year cycle, excluding one-time charges and discontinued operations losses, was 11.35% compared to the average for the Peer Group of 10.53%. Mr. Clarke received a payout for this goal of $107,973 in April 1999. There was no payout for the total return to stockholders' goal because the Company's total return for the three-year cycle was below the average total return of the Peer Group.

Stock Options

  The Committee can grant nonqualified stock options, incentive stock options, restricted stock, stock appreciation rights, and dividend equivalents based on the 1987 Stock Option and Incentive Plan of Hawaiian Electric Industries, Inc. (as amended and restated effective February 20, 1996), which was previously approved by the stockholders. To date, only nonqualified stock options and dividend equivalents have been issued under the Plan. Periodically, the Committee requests its independent compensation consultant to assess competitive practices with respect to stock option grants from a cross-section of all industries, including some of the electric utility companies included in the Stockholder Performance Graph. Based on this assessment, the consultant recommends a range of stock option grants for each Named Executive Officer. This range takes into account the fact that a portion of the officer's long-term incentive opportunity is delivered through participation in the LTIP. In granting stock options, the Committee takes into consideration the amount and value of current options outstanding. The grants are intended to retain the officers and to motivate them to improve long-term stock performance. Stock options are generally granted at average fair market value which is based on the average of the daily high and low sales prices of HEI Common Stock on the New York Stock Exchange during the calendar month preceding the date of grant. Stock options generally vest in equal installments over a four-year period.

  In 1999, the Compensation Committee granted Mr. Clarke a stock option award of 50,000 shares of HEI Common Stock plus dividend equivalents, as follows:
20,000 shares with an exercise price of $35.21 per share (average fair market value); 10,000 shares with an exercise price of $36.00 per share; 10,000 shares with an exercise price of $38.00 per share; and 10,000 shares with an exercise price of $40.00 per share. The award was based on the consultant's recommendation and the independent evaluation of an appropriate award level by the Committee. In this evaluation, the Committee took into account prior grants to Mr. Clarke and an overall subjective evaluation of his job performance. To receive the dividend equivalents which accrue only during the first four years following a stock option grant, Mr. Clarke must exercise the underlying stock option before the expiration of the ten-year period from the date the option was granted.

Other Compensation Plans

  The Named Executive Officers participate in certain broad-based employee benefit plans and executive retirement and death benefits adopted by the Company. Other than the Hawaiian Electric Industries Retirement Savings Plan (which qualifies under Section 401(k) of the Internal Revenue Code), which offers HEI Common Stock as one of the investment options, benefits under these other plans are not tied to Company performance.

  The Company provides additional retirement benefits which are discussed on pages 16 to 18 for the Named Executive Officers and certain other employees. In the event of death during active employment, the Company also provides all the Named Executive Officers (except Mr. Minami) and certain other employees $50,000 term life insurance plus an amount equal to two times the employee's salary on an after-tax basis at the date of death, paid by the Company to the employee's beneficiary. If the employee dies after retirement, this benefit is reduced to $20,000 term life insurance plus an amount equal to one times the employee's salary at retirement, also on an after-tax basis. For Mr. Minami, American Savings Bank provides term life insurance equal to one and one-half times his salary at the date of death in the event of death during active employment.

  Finally, the Committee reviewed the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (IRC), relating to the $1 million deduction cap for executive salaries and believes that no compensation for the five highest paid named executives will be governed by this regulation during 2000. Compensation alternatives to comply with IRC 162(m) will be considered by the Committee at the appropriate time.

                                SUBMITTED BY THE
                             COMPENSATION COMMITTEE
                         OF THE HEI BOARD OF DIRECTORS

                             Diane J. Plotts, Chair
                                 Don E. Carroll
                                 Bill D. Mills
                                A. Maurice Myers
                               Oswald K. Stender

Stockholder Performance Graph

  The graph below compares the cumulative total stockholder return on HEI Common Stock against the cumulative total return of companies listed on Standard & Poor's 500 Stock Index and the Edison Electric Institute (EEl) Index of 100 Investor-Owned Electric Companies. The companies comprising the EEl Index serve 99% of the customers of the investor-owned electric utility industry. The graph is based on the market price of common stock for all companies at December 31 each year and assumes that $100 was invested on December 31, 1994 in HEI Common Stock and the common stock of all companies and that dividends were reinvested for all companies.

                Comparison of Five-Year Cumulative Total Return
                   Among Hawaiian Electric Industries, Inc.,
             S&P 500 Index, and Edison Electric Institute 100 Index

                                  1994-1999
                       [PERFORMANCE GRAPH APPEARS HERE]

                             HAWAIIAN
Measurement Period           ELECTRIC         S&P           EEI
(Fiscal Year Covered)          INDS        500 INDEX     100 INDEX
-------------------          ----------     ---------     ----------
Measurement Pt-  DEC 94      $100           $100         $100
FYE   Dec 95                 $127.84        $137.58      $131.02
FYE   Dec 96                 $127.42        $169.17      $132.59
FYE   Dec 97                 $154.15        $225.60      $168.88
FYE   Dec 98                 $161.74        $290.08      $192.34
FYE   Dec 99                 $124.66        $351.12      $156.57

                           INDEBTEDNESS OF MANAGEMENT

  American Savings Bank, F.S.B. (ASB), a subsidiary of the Company, offers preferential rate loans to its directors and executive officers, as allowed by the amended Federal Reserve Act.

  Three ASB directors who are also directors of HEI (Mr. Clarke, Mr. Watanabe and Ms. Plotts) and two Named Executive Officers of the Company (Mr. Lewis and Mr. Minami), whose aggregate indebtedness to ASB exceeded $60,000 at any time during 1999, received preferential rate loans as shown below.

                                 Largest
                                  Loan     Loan Amount                 Average
                                 Amount    Outstanding                 Interest
                               Outstanding     on         Type of        Rate
                               During 1999   1/31/00    Transaction   Charged(1)
                               ----------- ----------- -------------- ----------
Robert F. Clarke..............  $946,574    $914,027   First Mortgage    5.0%
Peter C. Lewis ...............   222,160    $196,469   First Mortgage    6.3%
Wayne K. Minami...............    84,991      83,614   First Mortgage    5.0%
Diane J. Plotts...............   298,796     294,415   First Mortgage    5.0%
Jeffrey N. Watanabe...........   650,978     640,819   First Mortgage    5.0%

----------
(1) The first mortgage rate is based on ASB's policy for employees and directors using a formula of .50% above the cost of funds or .50% above the Applicable Federal Rate established by the Internal Revenue Service, whichever is greater.

  ASB made other loans, established lines of credit and issued credit cards to directors and executive officers of the Company, and to members of their immediate families. These loans and extensions of credit were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

  In addition to the above loans financed by ASB, T. Michael May (also a director of the Company) is currently indebted to Hawaiian Electric Company, Inc. in the amount of $100,000 for an employee relocation loan made to him in 1993. The loan is an interest only loan at an interest rate of 6.28%, with the unpaid principal and interest due on June 30, 2004 or sooner if Mr. May ceases to be an employee of Hawaiian Electric Company, Inc. Another Named Executive Officer, Robert F. Mougeot, was indebted in the amount of $165,000 for a loan made to him by the Company in 1989 to finance his purchase of the fee simple interest in his home. The loan was an interest only loan at an interest rate of 8.01%, with the entire principal balance of the loan due on March 1, 2004 or sooner if Mr. Mougeot ceased to be an employee of the Company. Full payment of the loan was made by Mr. Mougeot in 1999.

                   TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

  The Board of Directors of HEI adopted a Plan of Disposition in September 1998 whereby Malama Pacific Corp. (MPC), a subsidiary of the Company, was declared a discontinued operation. Prior to that, MPC was engaged in real estate development activities. Two of MPC's subsidiaries were involved in partnerships with HSC, Inc. (HSC), a corporation in which director Richard Henderson and his family own, directly or indirectly, 76% of the stock. All of the transactions described below were negotiated on an arm's length basis and were approved by the disinterested members of the HEI Board.

  Sunrise Estates. Malama Development Corp. (Malama Development), a wholly owned subsidiary of MPC, and HSC were partners in a general partnership known as Sunrise Estates. The project consisted of 165 one-acre residential agricultural lots in Hilo, Hawaii. HSC was the managing partner of the partnership. The final lot was sold in 1999 and RSM, Inc., a subsidiary of HSC, was paid a sales commission of $3,625. Malama Development and HSC have each contributed $399,300 to the partnership. Each partner received distributions of $1,234,538. Malama Development and HSC shared equally in the profits and losses of the partnership. As of December 31, 1999, the project was sold out and the partnership was dissolved.

  Sunrise Estates II. Malama Elua Corp. (Malama Elua), a wholly owned subsidiary of MPC, and HSC were partners in a general partnership known as Sunrise Estates II which was formed to develop and market approximately 146 one-acre residential agricultural lots in Hilo, Hawaii, adjacent to the Sunrise Estates development. HSC purchased the property in June 1990 for $2.1 million. In 1991, the partnership purchased the development property from HSC at an agreed upon fair market value of $2.7 million, subject to a bank loan of $2.1 million. The valuation of the property interest transferred by HSC to the Sunrise Estates II partnership was negotiated and took into account HSC's incurred acquisition, carrying, and development costs as well as existing market conditions. HSC was the managing partner of the partnership. On June 15, 1998, MPC acquired the land loan made by First Hawaiian Bank to the partnership in the amount of $1,224,568. In 1999, MPC acquired title to the property in lieu of payment of the loan and the partnership was dissolved. As of December 31, 1999, Malama Elua and HSC had each contributed $1,968,123 to the partnership, and received distributions of $385. The partners shared equally in the losses of the partnership. MPC is actively marketing this property to builders and investors.

  Finally, director Jeffrey Watanabe is a partner in the law firm of Watanabe, Ing & Kawashima that performed legal services for the Company and certain of its subsidiaries during 1999.

                         STOCKHOLDER PROPOSALS FOR 2001

  Stockholder proposals intended to be presented at the next Annual Meeting must be received by the Company by November 12, 2000, for inclusion in the Proxy Statement and form of proxy for the 2001 Annual Meeting of Stockholders. Proposals should be sent to the attention of the Secretary of the Company.

                                 OTHER BUSINESS

  The Company knows of no other business to be presented at the Annual Meeting, but if further matters do properly come before the meeting, the holders of your proxy will vote your stock in accordance with their best judgment.

  Additionally, HEI's advance notice by-law provision requires that any stockholder who wishes to properly present business before the Annual Meeting give notice to the Secretary of the Company no later than 60 days nor earlier than 90 days prior to the anniversary date of the preceding year's annual meeting. To be timely in the year 2001, such notice must be received by the Secretary of the Company no later than February 26, 2001 nor earlier than January 27, 2001. The notice must be in writing and state the reason and brief description of the business, the name and address of the stockholder, the number of shares of Common Stock owned by the stockholder, and any material interest of the stockholder in such business, and include a representation that the stockholder will present the business before the meeting in person or by proxy.

  Please vote your proxy as soon as possible to make certain that your shares will be counted at the meeting. If you attend the meeting, as we hope you will, you may vote your shares in person.

                                        By Order of the Board of Directors

                                        Peter C. Lewis, Vice President--
                                         Administration and Secretary

March 10, 2000

                              [MAP APPEARS HERE]

                      HAWAIIAN ELECTRIC INDUSTRIES, INC.
                  900 Richards Street, Honolulu, Hawaii 96813

                                                                  ---
                                                                  HEI
                                                                  ---
                                                                   P
                                                                   R
                                                                   O
                                                                   X
                                                                   Y


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2000, AT 9:30 A.M., IN THE PACIFIC TOWER, 8TH FLOOR, ROOM 805, 1001 BISHOP STREET, HONOLULU, HAWAII 96813.

  The undersigned hereby constitutes and appoints Robert F. Clarke, Richard Henderson and Jeffrey N. Watanabe and each of them the proxy of the undersigned, with full power of substitution, to vote all the Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 25, 2000, or at any adjournment thereof.

  Said proxies are instructed to vote as indicated below. If no direction is indicated, said proxies will vote FOR all Nominees in Class I and FOR proposal
2. Said proxies are also authorized to vote in their discretion with respect to any other matters that may come before the meeting.

  The Board of Directors recommends a vote FOR the following proposals:

1. Election of Class I directors (term ending at the 2003 Annual Meeting) (Check one box only)

       [ ] To vote FOR ALL Nominees named below, check this box.

       [ ] To WITHHOLD AUTHORITY to vote for ALL Nominees named below, check this box.

       [ ] To withhold authority for any particular Nominee, strike a line through the Nominee's name listed below:

       NOMINEES:  Robert F. Clarke
                  A. Maurice Myers
                  James K. Scott


2.  Election of KPMG LLP as auditor (Check one box only)

       [ ] FOR                       [ ] AGAINST                    [ ] ABSTAIN


(Please sign your name exactly as it appears at the top of this proxy. Joint owners should each sign personally. Attorney, Executor, Administrator, Trustee or Guardian should indicate full title. If address is incorrect, please give us the correct one.)

_________________________________________         Dated___________________, 2000
Signature (no witness required)

_________________________________________
Signature (if held jointly)

                 ============================================
                    PLEASE COMPLETE AND RETURN ENTIRE PROXY
                 ============================================